SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934.

Filed by the Registrant		[X]

Filed by Party other than the Registrant		[ ]

[ x ] Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only [as permitted by Rule 14a-6(e)(2)]

[ ]	Definitive Information Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

BIG CAT ENERGY CORPORATION
(Exact name of Registrant as specified in its charter.)

Commission File number 000-49870

Payment of Filing Fee (Check the appropriate box):

[ ]	No fee required.

[ x ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11:

[ ]	1.	Title of each class of securities to which transaction applies: common stock

	2.	Aggregate number of securities to which transaction applies: 10,000,000

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): based on same value per share as recent sale of 5,000,000 shares at $.05 per share

	4.	Proposed maximum aggregate value of transaction: $500,000

	5.	Total fee paid: $100

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid;

	2.	Form, Schedule or Registration Statement No.

	3.	Filing Party:

	4.	Date Filed:

BIG CAT ENERGY CORPORATION
201 W. Lakeway, Suite 1000
Gillette, Wyoming 82718                                                                                                                             (307) 685-3122

INFORMATION STATEMENT

INTRODUCTION

This information statement is being mailed or otherwise furnished to you as a stockholder of Big Cat Energy Corporation, a Nevada corporation (the "Company" or “Big Cat”) in connection with the distribution of 10,000,000 shares of Sterling Oil & Gas Company, a subsidiary of the Company, (“Sterling”) as a pro rata dividend to you and the other shareholders of the Company. The Board of Directors of the Company has approved the dividend. The Board of Directors believes that it is in the best interests of the Company to divest itself of its ownership in Sterling for reasons described below (See “Business Purposes for the Distribution.”) This information statement is being first sent to you and the other stockholders of Big Cat on or about December 17, 2007. The Company anticipates that the dividend distribution will become effective on or about January 6, 2008, twenty-one (21) days after mailing.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

DIVIDEND OF THE STERLING SHARES AND SPIN OFF
OF STERLING OIL & GAS COMPANY

The Board of Directors of Big Cat has determined that it would be in the best interests of the Company to distribute the 10,000,000 shares it presently holds in Sterling Oil & Gas Company pro rata to the shareholders of Big Cat. The distribution will result in the spin off of Sterling Oil & Gas Company, creating a new public company. However, the Big Cat shareholders will not provide any consideration for the spun-off shares. Simultaneously with the filing of this information statement by Big Cat, Sterling has filed a Form 10-SB with the Securities and Exchange Commission in order to register its shares under the Securities Exchange Act of 1934 and provide public information about the spin off and the Sterling shares to the trading markets. Big Cat formed Sterling on May 1, 2007 and capitalized Sterling with a portion of its own assets.

Business Purposes for the Distribution. The Board of Directors believes that the distribution of the Sterling shares and the spin off is in the best interests of the Company in order to (1) enhance access to financing for the separate companies by allowing the financial community to focus separately on the equipment business of Big Cat and the oil and gas business of Sterling; (2) separate the two distinct businesses of the companies so that the condition of one business is not affected by the business of the other for fundraising or liability purposes; (3) avoid conflicts of interest in seeking permitting from state authorities for approval of permits for Big Cat's ARID technology and Sterling's leases and drilling permits; and (4) enable the companies to do business with each other's competitors.

Vote Obtained. The board of directors of Big Cat approved the dividend of the Sterling shares at a board meeting held October 24, 2007. A vote of the shareholders is not required.

Furnishing Information. This information statement is being furnished to all holders of common stock of the Company. In addition, the Company's Form 10-KSB for the period ending April 30, 2007 and subsequent reports filed with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal. There are no dissenter's rights of appraisal applicable to this action.

Effective Date. The spin off will become effective twenty one days after the mailing date of this Information Statement.

Income Tax Consequences to the Shareholders of Big Cat Energy Corporation’s Spin Off of Sterling Oil & Gas Company. This discussion is based on the Internal Revenue Code of 1986, as amended, (the “Code,”) and on Treasury Regulations, administrative rulings and court decisions in effect as of the date of this information statement, all of which may change at any time, possibly with retroactive effect.

     The following discussion summarizes certain United States federal income tax consequences of the spin off of Sterling by Big Cat and the material federal income tax consequences of the spin off that are generally applicable to Big Cat shareholders. Neither estate and gift nor foreign, state or local tax considerations are addressed. Furthermore, this discussion does not address all United States federal income tax issues that may be important to a particular Big Cat shareholder, nor does it address the tax consequences of any other transactions effectuated prior to or after the spin off, whether or not such transactions are in connection with the spin off.

     BIG CAT SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISOR(S) AS TO THE SPECIFIC ESTATE, GIFT, FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE SPIN OFF.

     Spin Off. Internal Revenue Code (IRC) §355 provides that if a corporation distributes to a shareholder with respect to its stock, or to a security holder in exchange for its securities, solely stock or securities of another corporation which it “controls” immediately before the distribution, and certain other requirements are satisfied, no gain or loss is generally recognized by the shareholder or security holder upon the receipt of the controlled corporation’s stock or securities. However, the Internal Revenue Regulations define control as “possessing at least 80 percent” of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation. As such, this spin off transaction does not meet the 80% control requirement for nonrecognition treatment under IRC § 355. When a spin-off does not meet the requirements of IRC § 355, as is the case here, distributions of all property (stock, securities and boot) are taxable as dividends to the shareholders that receive those dividends under IRC § 301 to the extent of earnings and profits.

     Dividend. A distribution of cash or other property by a corporation to its shareholders can be, but is not always, a “dividend.” IRC § 316(a) says that a dividend is a distribution of cash or other property by a corporation to its shareholders “in respect of its stock” which is paid out of the corporation's current or accumulated “earnings and profits.” The tax character of a distribution received by a shareholder from a corporation depends upon, (1) whether the payment is in respect of the corporation’s stock, as opposed to being paid to a shareholder in some other capacity (such as a creditor, debtor or employee, etc.) and (2) whether the amount is paid out of the corporation's earnings and profits determined under IRC § 316.

     If paid “in respect of its stock” and “out of earnings and profits,” the tax character will usually be determined in the following order as provided in IRC § 301(c):

    (1) A distribution paid out of earnings and profits is a taxable dividend.

    (2) Any portion not a dividend is a nontaxable return of capital which reduces the basis of the stock.

    (3) After the basis of the stock is exhausted, the excess is gain from the sale or exchange of property.

     A corporate distribution which is a taxable dividend is usually taxed at ordinary income rates found in IRC §§ 61(a)(1) and 301(c)(1). However, capital gains rates apply to most dividends received by individuals, estates, and trusts after December 31, 2002 and before January 1, 2011. Dividends that are taxed at capital gains rates are called qualified dividends. Qualified dividends are dividends paid during the tax year from domestic corporations and qualified foreign corporations. For individuals, estates, and trusts, qualified dividends are taxed at a maximum rate of 15%. Dividends paid in this spin off are expected to be treated as qualified dividends unless the dividend is paid on any share of stock held for less than 61 days during the 121-day period that began 60 days before the spin-off date. There are other less common circumstances in which dividends from this spin off may not be qualified dividends. You should consult your tax advisor to determine if your dividends will be qualified dividends and eligible to be taxed at favorable capital gains rates.

CERTAIN TRANSACTIONS

     Sterling was formed by Big Cat on May 1, 2007 as a Nevada corporation. Messrs. Barritt, Murphy, Stockdale and Stifel who are officers and/or directors of Big Cat, are also directors and/or executive officers of Sterling. In connection with the formation of Sterling, Messrs Barritt, Murphy and Stockdale caused Big Cat to transfer all of its oil and gas leases to Sterling in exchange for 10,000,000 shares of restricted common stock of Sterling. Big Cat paid a total of $1,794,231 for the leases during 2006 and 2007. The purpose of the transfer of leases was to separate the two distinct businesses of the companies so that the condition of one business is not affected by the business of the other for fundraising or liability purposes.

     On June 8, 2007, Sterling completed a private placement of 5,000,000 of its restricted common shares and warrants (the “Units”) to 25 persons, including the sale of 250,000 Units each to Messrs Barritt, Murphy and Stockdale for $12,500 each or $.05 per Unit. The Units include registration rights that require Sterling to file a registration statement for the Units within 180 days of the sale of the Units. Each Unit consists of one share of common stock of Sterling and a warrant to purchase one half share of common stock of Sterling. As a result of the registration, the foregoing individuals will obtain registered stock of Sterling which will be available for resale subject to the restrictions on resale by control persons.

     Simultaneously with the preparation of this information statement, Sterling has filed a registration statement under the 1934 Act on Form 10-SB. As a result of the distribution of shares pursuant to this information statement and the Form 10-SB registration statement, Sterling will become a publicly held company reporting under the 1934 Act and the shares of Sterling distributed to the Big Cat shareholders will be available for resale pursuant to SEC Staff Legal Bulletin No. 4. Messrs. Barritt, Murphy and Stockdale are expected to receive approximately 1,000,000 shares each of the common stock of Sterling as a result of the Big Cat pro rata distribution of the 10,000,000 Sterling shares. Such shares would be available for resale subject to restrictions on resale by control persons of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF BIG CAT

     The following table sets forth, as of the date of this information statement, the total number of shares owned beneficially by each of our directors, officers and the present owners of 5% or more of our total outstanding shares. Each stockholder listed below has direct ownership of his/her shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address of	Title of	Amount and Nature of	Percentage of
Beneficial Owner	Class	Beneficial Ownership[1]	Ownership[2]
Timothy Barritt , Director and
Officer	common	3,100,000[3]	10.3%

Raymond Murphy, Director and
Officer	common	3,100,000[4]	10.3%

Richard Stockdale, Director and
Officer	common	3,100,000[5]	10.3%

Charles Peck, Director	common	100,000[6]	.3%

George L. Hampton, III, Director	common	120,000[7]	.4%

Richard G. Stifel, Officer	common	100,000[8]	.3%

Michael Schaefer, Principal
shareholder	common	2,000,000	6.7%

KD Tsirigotis, Principal
shareholder	common	2,000,000	6.7%

All officers and directors as		9,620,000	31.4%
a group (6 Individuals)

__________________________________________

1 Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 1, 2007 are deemed outstanding for purposes of computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.
2 Percentage based on 30,041,000 shares of common stock outstanding on November 8, 2007 plus additional shares for options above.
3 Includes 100,000 options currently exercisable.
4 Includes 100,000 options currently exercisable
5 Includes 100,000 options currently exercisable
6 Includes 100,000 options currently exercisable
7 Includes 100,000 options currently exercisable
8 Includes 100,000 options currently exercisable

THE BUSINESS OF BIG CAT ENERGY CORPORATION

     We are a Nevada corporation and own the exclusive rights to a technology known as the Aquifer Recharge Injection Device (“ARID”) which allows Coal Bed Methane (CBM) operators to re-inject water produced from productive coal seams. We have applied for the applicable patents for technology. The ARID tool uses the existing well bore to move water from the producing coal seam to a depleted aquifer of similar water quality. With the ARID tool and process in use, the production well will not require the above ground discharge of any produced water, or the use of a separate re-injection well for any of the produced water. The produced water never leaves the well bore as it is redirected into different aquifer zones. These aquifers are identified from the geophysical logs for the well bore.

History

     We were incorporated on June 19, 1997 as Big Cat Investment Services, Inc. under the laws of the State of Nevada to engage in any lawful corporate purpose. We changed our name to Big Cat Mining Corporation on July 31, 2001, when management determined that our Company would acquire and explore a Wollastonite property in Northern British Columbia. However, we subsequently disposed of the interest in the Wollastonite Claims and have ceased all business operations associated with those mining claims.

     On January 24, 2006, we entered into an asset purchase agreement with TDR Group LLC of Wyoming (“TDR”) to acquire assets consisting of the present technology and design relating to fluid redistribution in well bore environments and fluid redistribution systems as described and claimed in the U.S. provisional utility patent application of TDR (the "Invention"). The assets purchased include not only the technology and design of the Invention as intangible assets but also all corresponding patent applications for the United States or foreign patents for the Invention, any and all right to file applications for patent for the Invention and the actual corresponding patent rights. The Invention assets were acquired by our Company in consideration of the issuance of 12,450,000 restricted shares of our common stock on March 13, 2006. Following acquisition of the TDR assets, the management of TDR assumed management of the Company and Messrs Barritt, Stockdale and Murphy continue to be officers and directors of the Company.

Principal Products and Business

     ARID is a method of water handling that permits an oil or gas well to also be an injection well by re-injecting water into a previously depleted aquifer of similar water quality. With the ARID tool and process in use, the production well does not require the above ground discharge of any produced water, or the use of a separate re-injection well for any of the produced water. The produced water never leaves the well bore as it is redirected into different aquifers zones. These aquifers are easily identified from the geophysical logs. The use of the ARID in the coal bed methane industry will potentially change water handling, and environmental impacts.

Coal Bed Methane and Current Industry Drilling and Production Practices

     Coal bed methane is methane gas which is trapped in a coal body. Currently, there are two basic methods of completing oil or gas wells where coal bed methane is present. Under the first method, a well bore is drilled into the top 2 to 5 feet of the coal seam. An electric submersible pump is then set in the well just above the exposed coal. Water is then pumped out of the well bore. The reduction of the water pressure in the coal (hydraulic head) allows the gas to be liberated from within the coal seam. The water is pumped through a riser pipe attached to the top of the pump and up to the land surface where it is discharged either on the ground, to impoundments or to treatment facilities. The liberated gas collects inside the casing above the pumping water level, (level at which the pump maintains the fluid level for optimal gas production) and flows to the top of the well under pressure. The gas is gathered to a gas compressor site and ultimately delivered into a gas sales line.

     The second method of completion is similar to conventional oil and gas drilling. The well bore is drilled completely through the target coal seam, casing is run and cemented, a perforating tool is use to shoot holes through the steel casing adjacent to the coal, and the pump installed.

Regulatory Issues and Challenges

     In order to produce the coal bed methane, water must be pumped from the well bore to the surface and then discharged. In order to discharge the water from a well to the land surface a National Pollution Discharge Elimination System permit (“NPDES”) is required from the State Department of Environmental Quality (“DEQ”). The permit process takes approximately from 120 to 200 days for approval. If a company needs to impound the produced water as a condition of the NPDES permit, other permits may be needed as well, which will extend the time period of the permitting process. Currently, we estimate the total permitting time required to produce Coal bed methane wells is approximately 1 ½ years.

     The reason for the NPDES permit is to monitor pollutants entering into the receiving drainage system (watershed). Each drainage system has a regulated total mean daily load (“TMDL”) and/or other maximum constituent levels assigned to it. DEQ must monitor the discharged water entering the drainage system to prevent exceeding the regulated levels.

     There have been many methods other than surface discharge used to deal with water issues faced by the coal bed methane industry, from impoundment to irrigation, atomization, and treatment. In the right situation each method is economically justifiable, yet each method has its limitations. Some of these methods are further discussed below: Impoundment: Containment of produced water in water storage facilities, reservoirs, and ponds has been the preferred option for water management for several years. The shear size and number of these structures requires a large capital outlay. The success of this strategy relies on evaporation and infiltration. Infiltration becomes limited as the clays in the soil swell and as the reservoir or pond fills. Once the impoundment is full, wells need to be shut off or water rerouted until enough water has evaporated to allow additional reservoir capacity. Required permits and approvals include NPDES and related permits, groundwater investigations and installation of approved groundwater monitoring wells and programs and future reclamation to return the land to its original state. In some cases approval from the Army Corps of Engineers may also be required.

Irrigation: Irrigation involves the purchasing of irrigation equipment, i.e., side-roll, water cannon, center pivot or hand sets, and a soil study to determine effective treatment methods. This is an expensive water disposal option with a large capital outlay, but it works well on sandy soils. However, the majority of certain areas such as the Powder River Basin in Wyoming and Montana is overlain mostly by clay soils and irrigation is inappropriate in those areas.

Atomization: This method utilizes a tall pipe topped by fine-particle spray nozzle for water dispersal. High evaporation rates are the goal of this method, but this means a higher concentration of salts will reach the ground, requiring more soil treatment. Currently, no NPDES permit is required for this method.

Treatment: Treatment and discharge of produced water is used primarily in areas close to a major drainage, like the Powder River in Wyoming and Montana. Currently the treatment and discharge in the Powder River Basin in Wyoming and Montana is generally as follows: (1) Winter discharges require an NPDES permit; (2) The DEQ currently will issue a direct discharge permit for only winter time discharge (8 months) and prohibits discharge during the irrigation season; (3) Water is treated to meet the approved standard; (4) If the water treatment facility is located away from the river, and the potential exists for the treated water to pick up salts while in transit, a pipeline must be laid to the river for direct discharge. The water treatment and discharge method is perhaps the most costly of all coal bed methane water disposal methods.

ARID (Our Process): The ARID process uses the existing well bore to move water from the target coal seam to a depleted aquifer. This means the production well is also the injection well. The produced water never leaves the well bore as it is redirected into perforations into different aquifer zones. These aquifers are identified from the geophysical logs the company runs to confirm the coal zones when the well is first drilled. The hardware portion of the ARID process is a device that is set above the pumping fluid level of the well and below the receiving aquifer. A water tight well head is placed at the top of the well to trap the water between the tool and the top of the well. Perforations are made into the casing adjacent to the receiving aquifer. A pump and water riser pipe are attached to the bottom of the tool. When the pump is operating, the water is pushed through the tool and takes the path of least resistance into the receiving aquifer through the perforations.

     The flow of gas through the ARID is quite simple. As the hydraulic head decreases, gas desorbs from the coal seam into a void between the bottom of the ARID and the top of the pumping fluid level. A gas bypass port on the ARID Tool allows the attachment of tubing to the top of the ARID. This port is open through the ARID to the gas which is trapped between the tool and the pumping fluid level. The pipe, full of gas, ascends up through the column of water and out through the water tight well head. The ARID tool may be placed in an existing well or installed as a well is being drilled and completed by an operator.

Permitting the ARID

     The ARID Process is permitted by DEQ through an underground injection control (UIC) permit. It generally will take approximately four to six weeks to obtain as UIC permit.

Leasing Our Equipment

     We expect that the ARID will be leased to our customers. Our customers will generally be companies that operate oil and gas wells. The lease cost will include the Underground Injection Control permit, which we will acquire for each customer. The customer is expected to be responsible for the installation and removal of the ARID tool. We will provide a staff member to be on-site for the installation and/or removal of the ARID tool upon the request of the customer. We will charge each customer over the lease term, with first year rental payable in advance. We estimate that each ARID tool will have a rental life of approximately eight years. We believe each ARID tool should generate gross revenue of approximately $45,000 for its lifetime of use by the customer.

Manufacturing

     We have in place the ability to produce and deliver the ARID through an established manufacturer. Raw materials for the ARID are readily available from numerous sources. We will submit a purchase order for an ARID with the manufacturer which has assured us that they can meet the potential manufacturing demand for the ARID. We have manufactured and produced fifteen (15) ARID tools to date. TDR Group LLC spent in excess of $21,000 towards the development of the ARID. We have spent an additional $24,500 in the last year towards the development of the ARID.

Marketing/Distribution

     We identify customers through state records, industry journals, website identification and trade shows. We continue to contact operators in the Powder River Basin and in other parts of the U.S. and Canada. We present to operators a cost analysis of the ARID tool compared to other water handling methods. We are also focusing our marketing on operators who have stranded non-producing wells because of the lack of available water disposal methods and permits. As operating revenues from leasing of the ARID tool increase, we will either add additional staff or subcontract with other companies for our marketing and sales.

Patents and Trademarks

     Currently we own the following pending patent applications:

Fluid redistribution and fluid disposal in well bore environments
US Patent Application No. 11/399,793
Filing Date: April 5, 2006

Well Bore Fluid Redistribution and Fluid Disposal
International Patent Application (PCT/US) No. 2006/012789
Filing Date: April 5, 2006

     We have not registered any trademarks with the United States Patent and Trademark office. We are currently in the process of applying for a trademark for the mark “ARID”.

Competition

     We face competition for water handling through numerous sources depending on the method. Operators of wells can continue to create impoundments and enter into irrigation contracts. Operators can also use their own separate re-injection wells, or third party re-injection wells. With respect to ARID, we are not aware of any competitors within the industry that manufacture a similar product.

Governmental Regulation

     There are no governmental regulations which affect the manufacture, development, lease, or sale of the ARID. However, as described above, the permitting process will affect the timing and the installation of the ARID tool.

Research and Development

     We are developing another production tool for coal bed methane operations. This new product is a multi-completion tool and process, which upon successful development will allow operators of coal bed methane wells to produce multiple seams of coal from a single well bore. This multi-completion tool can be used in conjunction with the ARID.

Insurance

     Currently, we have in place workers compensation coverage on our directors, officers and employees; general liability insurance; liability insurance for our directors and officers; and offensive patent insurance for the patent pending on the ARID tool and process.

Employees; Identification of Certain Significant Employees

     We are a development stage company and currently have two full time employees, along with our officers and directors. We intend to hire additional employees on an as needed basis.

DESCRIPTION OF PROPERTY OF BIG CAT

     The Company leased certain undeveloped oil and gas properties which have been transferred to our subsidiary corporation, Sterling Oil & Gas Company. See “DESCRIPTION OF THE PROPERTY OF STERLING” for further information about the properties transferred to Sterling.

     Our principal executive office is located at 201 W. Lakeway, Suite 1000, Gillette, Wyoming 82718. Our telephone number is (307) 685-3122. The lease is on an annual basis at the rate of $754 per month and expires. It is anticipated that this arrangement will remain until we are able to generate revenue from operations and require additional office space. We believe that the space at this location will meet our needs for the foreseeable future.

     We also maintain an office in Billings, Montana at the Transwestern One, 404 North 31st Street, Suite 109, Billings, MT 59101. Our telephone number at that location is (406) 255-7190. The lease on this premise is on a month to month basis at the rate of $450 per month. It is anticipated that this arrangement will remain until we are able to generate revenue from operations and require additional office space. We believe that the space at this location will meet our needs for the foreseeable future.

     We believe that our current office and space and facilities are sufficient to meet our present needs, and we do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS OF BIG CAT

     The Company is not a party to any pending legal proceedings.

FORWARD-LOOKING STATEMENTS

     Some of the information in this information statement contains forward-looking statements. These statements express, or are based on, our expectations about future events. Forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements generally can be identified by the use of forward looking terminology such as “may”, “will”, “expect”, “intend”, “project”, “estimate”, anticipate”, “believe”, or “continue” or the negative thereof or similar terminology. They include statements regarding our:

financial position;
business strategy;
budgets;
amount, nature and timing of capital expenditures;
operating costs and other expenses;
cash flow and anticipated liquidity;
future operating results;
drilling of wells;
acquisition and development of oil and gas properties;
timing and amount of future production of natural gas and oil;
competition and regulation; and
plans, objectives and expectations.

     Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by know or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” and include:

delays in obtaining permits;
uncertainties in the availability of distribution facilities for our natural gas;
general economic conditions;
natural gas price volatility;
the fluctuation in the demand for natural gas;
uncertainties in the projection of future rates of production and timing of development expenditures;
operating hazards attendant to the natural gas business;
climatic conditions;
the risks associated with exploration;
our ability to generate sufficient cash flow to operate;
availability of capital;
the strength and financial resources of our competitors;
down-hole drilling and completion risks that are generally not recoverable from third parties or insurance;
environmental risks;
regulatory developments;
potential mechanical failure or under performance;
availability and cost of services, material and equipment;
our ability to find and retain skilled personnel;
the lack of liquidity of our common stock; and
our ability to eliminate any material weakness in our internal controls over financial reporting.

     Any of the factors listed above and other factors contained in this annual report could cause our actual results to differ materially from the results implied by these or any other forward-looking statements made by us or on our behalf. We cannot assure you that our future results will meet our expectations. When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this annual report. Our forward-looking statements speak only as of the date made.

PLAN OF OPERATION OF BIG CAT

     This section of the information statement includes a number of forward-looking statements that reflect Big Cat’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this registration statement. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or Big Cat’s predictions.

Plan of Operation

     The plan of operations discussed below in this Information Statement, reflects the operations of our current business which is to lease or sell the ARID tool and process to oil and gas companies.

     We continue to refine the ARID to improve the field use of the ARID tool and process. During October 2007, we successfully installed another ARID tool in a coal bed method (“CBM”) gas well bore in the Powder River Basin of Wyoming. Currently, we have three ARID tools operating in CBM gas well bores in the Powder River Basin of Wyoming. We expect the above recently installed ARID tool to generate operating revenues for us in the near future.

     Our management and employees continue to work with the Wyoming Department of Environmental Quality (DEQ) for the permitting of the ARID tool and process. We believe that significant progress has been made with the Wyoming DEQ for the permitting of the ARID in Wyoming. As of the date of this information statement, the Wyoming DEQ has issued 18 permits for the ARID tool and process. Currently, we are preparing 11 permit applications for submission to the Wyoming DEQ.

     We are continuing to develop another production tool for coal bed methane operations. This new product is a multi-completion tool and process, which upon successful development will allow operators of coal bed methane wells to produce multiple seams of coal from a single well bore. We are progressing towards the filing of patent applications for this technology. We anticipate spending approximately $40,000 on research and development of the new multi-completion tool and process.

     We have completed our application for the trademark “ARID” with the United States Patent and Trademark Office. In approximately six months we should receive an examination report from the United States Patent and Trademark Office regarding the trademark application.

     We are continuing our efforts to market the ARID tool and process to oil and gas operators. We currently have several potential pilot programs for the use of the ARID tool and process with oil and gas operators in the Powder River Basin of Wyoming.

Limited Operating History; Need for Additional Capital

     The report from the company’s independent registered public accounting firm which accompanies our audited financial statements as of April 30, 2007 states that our company has no established revenues and has incurred net losses since inception. In the view of our auditors, these factors raised substantial doubt about our ability to continue as a going concern.

     There is no historical financial information about our current operations upon which to base an evaluation of our performance. We are in development stage operations and have not generated any revenues from current operations. Our key to remaining in business is selling or leasing the ARID to customers. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, the possibility that there is a lack of a sales market for our products, and possible cost overruns due to price and cost increases in services and products.

     If we cannot generate sufficient revenues to continue operations, or find additional capital, we will suspend or cease operations. We have no assurance that future financing will be available on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

FINANCIAL STATEMENTS

     See “Documents Incorporated by Reference” regarding the financial statements of Big Cat.

PRO FORMA FINANCIAL STATEMENTS OF BIG CAT

     The following pro forma financial statements are included in Exhibit A to this Information Statement showing the effect of the spin off:

Unaudited pro forma balance sheet as of July 31, 2007

Unaudited pro forma statement of operations for the three months ended July 31, 2007

Unaudited pro forma statement of operations for the twelve months ended April 30, 2007

THE BUSINESS OF STERLING OIL AND GAS COMPANY

     Sterling Oil & Gas Company (“Sterling”) was incorporated on May 1, 2007 as a Nevada corporation and a subsidiary of Big Cat Energy Corporation (the “Company” or “Big Cat”). In connection with incorporation Big Cat transferred to Sterling all of its oil and gas leases located in the states of Montana and Wyoming (See “Properties”). Thereafter, on June 8, 2007, Sterling completed a private offering of 5,000,000 shares of its common stock for a total of $250,000. The focus of Sterling’s business is oil and gas exploration and development. Sterling’s principal executive office is located at 201 W. Lakeway, Suite 1000, Gillette, Wyoming 82718 and its telephone number is (307) 685-3122. See “CERTAIN TRANSACTIONS” for a description of transactions among Sterling and Big Cat and certain of their officers and directors at the time of organization of Sterling.

     Sterling has not conducted any market research into the likelihood of success of its operations in the oil and gas industry. Sterling has no revenues and has incurred a loss since inception. Information contained herein is forward looking. The success of Sterling is entirely dependent upon future fundraising as to which it has no present commitments.

Regulation of Oil and Gas Activities

     The exploration, production and transportation of all types of hydrocarbons is subject to significant governmental regulations. Sterling’s operations can be affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production operations and economics are, or in the past have been, affected by industry specific price controls, taxes, conservation, safety, environmental and other laws relating to the petroleum industry, and by changes in such laws and by constantly changing administrative regulations.

     Development and Production. Oil and gas operations are subject to various types of regulation at the federal, state and local levels. These types of regulation include requiring the operator of oil and gas properties to possess permits for the drilling and development of wells, post bonds in connection with various types of activities, and file reports concerning operations. Most states, and some counties and municipalities, regulate one or more of the following:

the location of wells;
the method of developing and casing wells;
the surface use and restoration of properties upon which wells are drilled;
the plugging and abandoning of wells; and
notice to surface owners and other third parties.

     Some states regulate the size and shape of development and spacing units or pro-ration units for oil and gas properties. Some states allow forced pooling or unitization of tracts to facilitate exploitation while other states rely on voluntary pooling of lands and leases. In some instances, forced pooling or unitization may be implemented by third parties and may reduce Sterling’s interest in the unitized properties. In addition, state conservation laws establish maximum allowable rates of production from gas and oil wells, generally prohibit the venting or flaring of gas and impose requirements regarding the ratability of production. These laws and regulations may limit the amount of gas and oil Sterling can produce from its wells or limit the number of wells or the locations at which these wells can be drilled. Moreover, each state, including Texas, generally imposes a production or severance tax with respect to the production and sale of oil, natural gas and NGLs within its jurisdiction.

     Operations on Federal or Indian oil and gas leases must comply with numerous regulatory restrictions, including various non-discrimination statutes, and certain of such operations must be conducted pursuant to certain on-site security regulations and other permits issued by various federal agencies, including the Bureau of Land Management, (the “BLM”) and the Minerals Management Service (the “MMS”). MMS establishes the basis for royalty payments due under federal oil and natural gas leases through regulations issued under applicable statutory authority. State regulatory authorities establish similar standards for royalty payments due under state oil and natural gas leases. The basis for royalty payments established by MMS and the state regulatory authorities is generally applicable to all federal and state oil and natural gas lessees. Accordingly, Sterling believes that the impact of royalty regulation on Sterling’s operations should generally be the same as the impact on its competitors. Sterling does not currently have any Federal or Indian oil or gas leases.

     The failure to comply with these rules and regulations can result in substantial penalties, including lease suspension or termination in the case of federal leases. The regulatory burden on the oil and natural gas industry increases Sterling’s cost of doing business and, consequently, affects Sterling’s profitability. However, Sterling’s competitors in the oil and natural gas industry are subject to the same regulatory requirements and restrictions.

     Regulation of Transportation and Sale of Natural Gas. Historically, the transportation and sale for resale of natural gas in interstate commerce have been regulated pursuant to the Natural Gas Act of 1938, as amended (“NGA”), the Natural Gas Policy Act of 1978, as amended, (“NGPA”) and regulations promulgated thereunder by the Federal Energy Regulatory Commission, (“FERC”) and its predecessors. In the past, the federal government has regulated the prices at which natural gas could be sold. Deregulation of wellhead natural gas sales began with the enactment of the NGPA. In 1989, Congress enacted the Natural Gas Wellhead Decontrol Act, as amended (“the Decontrol Act”) which removed all NGA and NGPA price and non-price controls affecting wellhead sales of natural gas effective January 1, 1993. While sales by producers of natural gas can currently be made at unregulated market prices, Congress could reenact price controls in the future.

     Since 1985, FERC has endeavored to make natural gas transportation more accessible to natural gas buyers and sellers on an open and non-discriminatory basis. FERC has stated that open access policies are necessary to improve the competitive structure of the interstate natural gas pipeline industry and to create a regulatory framework that will put natural gas sellers into more direct contractual relations with natural gas buyers by, among other things, unbundling the sale of natural gas from the sale of transportation and storage services. Beginning in 1992, FERC issued Order No. 636 and a series of related orders (collectively “Order No. 636”), to implement its open access policies. As a result of the Order No. 636 program, the marketing and pricing of natural gas have been significantly altered. The interstate pipelines' traditional role as wholesalers of natural gas has been eliminated and replaced by a structure under which pipelines provide transportation and storage service on an open access basis to others who buy and sell natural gas. FERC continues to regulate the rates that interstate pipelines may charge for such transportation and storage services. Although FERC's orders do not directly regulate natural gas producers, they are intended to foster increased competition within all phases of the natural gas industry.

     In 2000, FERC issued Order No. 637 and subsequent orders (collectively called “Order No. 637”), which imposed a number of additional reforms designed to enhance competition in natural gas markets. Among other things, Order No. 637 effected changes in FERC regulations relating to scheduling procedures, capacity segmentation, penalties, rights of first refusal and information reporting. Most major aspects of Order No. 637 have been upheld on judicial review, and most pipelines' tariff filings to implement the requirements of Order No. 637 have been accepted by the FERC and placed into effect.

     The Energy Policy Act of 2005 (“EP Act 2005”), gave FERC increased oversight and penalty authority regarding market manipulation and enforcement. EP Act 2005 amended the NGA to prohibit market manipulation and also amended the NGA and the NGPA to increase civil and criminal penalties for any violations of the NGA, NGPA and any rules, regulations or orders of FERC to up to $1,000,000 per day, per violation. In addition, FERC issued a final rule effective January 26, 2006, regarding market manipulation, which makes it unlawful for any entity, in connection with the purchase or sale of natural gas or transportation service subject to FERC jurisdiction, to defraud, make an untrue statement, or omit a material fact or engage in any practice, act, or course of business that operates or would operate as a fraud. This final rule works together with FERC's enhanced penalty authority to provide increased oversight of the natural gas marketplace.

     The natural gas industry historically has been very heavily regulated; therefore, there is no assurance that the less stringent regulatory approach recently pursued by FERC will continue. However, Sterling does not believe that any action taken will affect it in a way that materially differs from the way it affects other natural gas producers, gatherers and marketers.

     Generally, intrastate natural gas transportation is subject to regulation by state regulatory agencies, although FERC does regulate the rates, terms, and conditions of service provided by intrastate pipelines who transport gas subject to FERC's NGA jurisdiction pursuant to Section 311 of the NGPA. The basis for state regulation of intrastate natural gas transportation and the degree of regulatory oversight and scrutiny given to intrastate natural gas pipeline rates and services varies from state to state. Insofar as such regulation within a particular state will generally affect all intrastate natural gas shippers within the state on a comparable basis, Sterling believes that the regulation of similarly situated intrastate natural gas transportation in any states in which Sterling may operate and ship natural gas on an intrastate basis will not affect Sterling’s operations in any way that is materially different from the effect of such regulation on competitors.

     Sales of condensate and natural gas liquids are not currently regulated and are made at market prices.

     Natural Gas Gathering. Section 1(b) of the NGA exempts natural gas gathering facilities from the jurisdiction of the FERC. FERC has developed tests for determining which facilities constitute jurisdictional transportation facilities under the NGA and which facilities constitute gathering facilities except for FERC's NGA jurisdiction. From time to time, FERC reconsiders its test for defining non-jurisdictional gathering. For example, there is currently pending at FERC a proposed rulemaking to reformulate its test for non-jurisdictional gathering in the shallow waters of the Outer Continental Shelf. In recent years, FERC has also permitted jurisdictional pipelines to "spin down" exempt gathering facilities into affiliated entities that are not subject to FERC jurisdiction, although FERC continues to examine the circumstances in which such a "spin down" is appropriate and whether it should reassert jurisdiction over certain gathering companies and facilities that previously had been "spun down." Sterling cannot predict the effect that FERC's activities in this regard may have on Sterling’s operations, but Sterling does not expect these activities to affect its operations in any way that is materially different from the effect thereof on competitors.

     State regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, non-discriminatory take or service requirements, but does not generally entail rate regulation. Recently, however, gas gathering has received greater regulatory scrutiny at the state levels. For example, the Texas Railroad Commission enacted a Natural Gas Transportation Standards and Code of Conduct to provide regulatory support for the state's more active review of rates, services and practices associated with the gathering and transportation of gas by an entity that provides such services to others for a fee, in order to prohibit such entities from unduly discriminating in favor of their affiliates.

     Regulation of Transportation of Oil. Sales of crude oil, condensate and natural gas liquids are not currently regulated and are made at negotiated prices. The transportation of oil in common carrier pipelines is also subject to rate regulation. FERC regulates interstate oil pipeline transportation rates under the Interstate Commerce Act. In general, interstate oil pipeline rates must be cost-based, although settlement rates agreed to by all shippers are permitted and market-based rates may be permitted in certain circumstances. Effective January 1, 1995, FERC implemented regulations establishing an indexing system (based on inflation) for transportation rates for oil that allowed for an increase or decrease in the cost of transporting oil to the purchaser. A review of these regulations by FERC in 2000 was successfully challenged on appeal by an association of oil pipelines. On remand, FERC, in February 2003, increased the index slightly, effective July 2001. Intrastate oil pipeline transportation rates are subject to regulation by state regulatory commissions. The basis for intrastate oil pipeline regulation, and the degree of regulatory oversight and scrutiny given to intrastate oil pipeline rates, varies from state to state. Insofar as effective interstate and intrastate rates are equally applicable to all comparable shippers, Sterling believes that the regulation of oil transportation rates will not affect Sterling’s operations in any way that is materially different from the effect of such regulation on competitors.

     Further, interstate and intrastate common carrier oil pipelines must provide service on a non-discriminatory basis. Under this open access standard, common carriers must offer service to all shippers requesting service on the same terms and under the same rates. When oil pipelines operate at full capacity, access is governed by pro-rationing provisions set forth in the pipelines' published tariffs. Accordingly, Sterling believes that access to oil pipeline transportation services generally will be available to Sterling to the same extent as to competitors.

Environmental Matters

     Oil and gas operations are subject to numerous federal, state and local laws and regulations controlling the generation, use, storage and discharge of materials into the environment or otherwise relating to the protection of the environment. These laws and regulations may, among other things:

require the acquisition of a permit or other authorization before construction or drilling commences;

restrict the types, quantities and concentrations of various substances that can be released into the environment in connection with drilling, production, and natural gas processing activities;

suspend, limit or prohibit construction, drilling and other activities in certain lands lying within wilderness, wetlands, areas inhabited by endangered or threatened species, and other protected areas;

require remedial measures to mitigate pollution from historical and on-going operations such as the use of pits and plugging of abandoned wells;

restrict injection of liquids into subsurface strata that may contaminate groundwater; and

impose substantial liabilities for pollution resulting from operations.

     Sterling’s management believes that it is in substantial compliance with current environmental laws and regulations, and that Sterling will not be required to make material capital expenditures to comply with existing laws. Nevertheless, changes in existing environmental laws and regulations or interpretations thereof could have a significant impact on Sterling’s properties as well as the oil and gas industry in general, and thus Sterling is unable to predict the ultimate cost and effects of future changes in environmental laws and regulations.

     Sterling is not currently involved in any administrative, judicial or legal proceedings arising under federal, state, or local environmental protection laws and regulations, or under federal or state common law, which would have a material adverse effect on Sterling’s financial position or results of operations.. However, a serious incident of pollution may result in the suspension or cessation of operations in the affected area.

     The following is a discussion of the current relevant environmental laws and regulations that relate to potential oil and gas operations.

     Comprehensive Environmental Response, Compensation and Liability Act. The Comprehensive Environmental Response, Compensation and Liability Act, also known as Superfund, and which Sterling refers to as CERCLA, and comparable state statutes impose strict, joint, and several liability, without regard to fault or legality of conduct, on certain classes of persons who are considered to have contributed to the release of a "hazardous substance" into the environment. These persons include the owner or operator of a disposal site or sites where a release occurred and companies that generated, disposed or arranged for the disposal of the hazardous substances released at the site. Under CERCLA, such persons or companies may be retroactively liable for the costs of cleaning up the hazardous substances that have been released into the environment, for damages to natural resources, and for the costs of certain health studies. CERCLA authorizes the EPA, and in some cases third parties, to take actions in response to threats to the public health or the environment and to seek to recover from the responsible classes of persons the costs they incur. In addition, it is not uncommon for neighboring land owners and other third parties to file claims for personal injury, property damage, and recovery of response costs allegedly caused by the hazardous substances released into the environment.

     In the course of Sterling’s ordinary operations, Sterling may generate waste that may fall within CERCLA's definition of a "hazardous substance." Sterling may be jointly and severally liable under CERCLA or comparable state statutes for all or part of the costs required to clean up sites at which these wastes have been disposed. Although CERCLA currently contains a "petroleum exclusion" from the definition of "hazardous substance," state laws affecting Sterling’s operations impose cleanup liability relating to petroleum and petroleum related products, including oil cleanups.

     Sterling currently owns or leases numerous properties that for many years have been used for the exploration and production of oil and gas. Hydrocarbons or other wastes may have been disposed of or released on or under the properties Sterling owns or leases or on or under other locations where such wastes have been taken for disposal without Sterling’s knowledge. In addition, many of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under Sterling’s control. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA (as defined below), and analogous state laws. Under these laws, Sterling could be required to remove or remediate previously disposed wastes, including wastes disposed or released by prior owners or operators; to clean up contaminated property, including contaminated groundwater; or to perform remedial operations to prevent future contamination.

     Oil Pollution Act of 1990. Federal regulations also require certain owners and operators of facilities that store or otherwise handle oil, including the oil and gas exploration and production industry, to prepare and implement spill response plans relating to the potential discharge of oil into navigable waters. The federal Oil Pollution Act, which Sterling refers to as OPA, contains numerous requirements relating to prevention of, reporting of, and response to oil spills into waters of the United States. For facilities that may affect state waters, OPA requires an operator to demonstrate $10 million in financial responsibility. State laws mandate oil cleanup programs with respect to contaminated soil. A failure to comply with OPA's requirements or inadequate cooperation during a spill response action may subject a responsible party to civil or criminal enforcement actions. Sterling is not aware of any action or event that would subject Sterling to liability under OPA, and Sterling believes that compliance with OPA's financial responsibility and other operating requirements will not have a material adverse effect on Sterling’s financial position or results of operations.

     Resource Conservation Recovery Act. The Resource Conservation and Recovery Act, (“RCRA”) is the principal federal statute governing the treatment, storage and disposal of hazardous and non-hazardous solid wastes. RCRA imposes stringent operating requirements, and liability for failure to meet such requirements, on a person who is either a "generator" or "transporter" of hazardous waste or an "owner" or "operator" of a hazardous waste treatment, storage or disposal facility. At present, RCRA includes a statutory exemption that allows most oil and gas exploration and production contained in many of the state counterparts to RCRA. At various times in the past, proposals have been made to amend RCRA to rescind the exemption that excludes oil and gas exploration and production wastes from regulation as hazardous wastes. Repeal or modification of the exemption by administrative, legislative or judicial process, or modification of similar exemptions in applicable state statutes, would increase the volume of hazardous waste required to be managed and disposed and would cause Sterling to incur increased operating expenses. Also, in the ordinary course of the operations of Sterling’s properties, small amounts of ordinary industrial wastes, such as paint wastes, waste solvents and waste oils that may be regulated as hazardous wastes are generated.

     Naturally Occurring Radioactive Materials, (“NORM”) are materials not covered by the Atomic Energy Act, whose radioactivity is enhanced by technological processing such as mineral extraction or processing through exploration and production conducted by the oil and gas industry. NORM wastes are regulated under the RCRA framework, but primary responsibility for NORM regulation has been a state function. Standards have been developed for worker protection; treatment, storage and disposal of NORM waste; management of waste piles, containers and tanks; and limitations upon the release of NORM contaminated land for unrestricted use.

     Clean Water Act. The Clean Water Act, which (“CWA”) and analogous state laws, impose strict controls on the discharge of pollutants, including spills and leaks of oil and other substances, into waters of the United States. The discharge of pollutants into regulated waters is prohibited, except in accordance with the terms of a permit issued by EPA or an analogous state agency. The CWA regulates storm water run-off from oil and natural gas facilities and requires a storm water discharge permit for certain activities. Such a permit requires the regulated facility to monitor and sample storm water run-off from its operations. The CWA and regulations implemented thereunder also prohibit discharges of dredged and fill material in wetlands and other waters of the United States unless authorized by an appropriately issued permit. Spill prevention, control and countermeasure requirements of the CWA require appropriate containment terms and similar structures to help prevent the contamination of navigable waters in the event of a petroleum hydrocarbon tank spill, rupture or leak. The CWA and comparable state statutes provide for civil, criminal and administrative penalties for unauthorized discharges for oil and other pollutants and impose liability on parties responsible for those discharges for the costs of cleaning up any environmental damage caused by the release and for natural resource damages resulting from the release. Sterling believes that Sterling’s operations comply in all material respects with the requirements of the CWA and state statutes enacted to control water pollution.

     Safe Drinking Water Act. Oil and gas operations also produce wastewaters that are disposed via underground injection wells. These activities are regulated by the Safe Drinking Water Act, (“SDWA”) and analogous state and local laws. Underground injection is the subsurface placement of fluid through a well, such as the reinjection of brine produced and separated from oil and gas production. The main goal of the SDWA is the protection of usable aquifers. The primary objective of injection well operating requirements is to ensure the mechanical integrity of the injection apparatus and to prevent migration of fluids from the injection zone into underground sources of drinking water. Hazardous-waste injection well operations are strictly controlled, and certain wastes, absent an exemption, cannot be injected into underground injection control wells. Failure to abide by permits for underground injection wells could subject Sterling to civil and/or criminal enforcement.

Clean Air Act. The Clean Air Act (“CAA”) and state air pollution laws and regulations provide a framework for national, state and local efforts to protect air quality. Sterling’s operations utilize equipment that emits air pollutants which may be subject to federal and state air pollution control laws. These laws require utilization of air emissions abatement equipment to achieve prescribed emissions limitations and ambient air quality standards, as well as operating permits for existing equipment and construction permits for new and modified equipment.

     Permits and related compliance obligations under the CAA, as well as changes to state implementation plans for controlling air emissions in regional non-attainment areas, may require oil and natural gas exploration and production operators to incur future capital expenditures in connection with the addition or modification of existing air emission control equipment and strategies. In addition, some oil and natural gas facilities may be included within the categories of hazardous air pollutant sources, which are subject to increasing regulation under the CAA. Failure to comply with these requirements could subject a regulated entity to monetary penalties, injunctions, conditions or restrictions on operations and enforcement actions. Oil and natural gas exploration and production facilities may be required to incur certain capital expenditures in the future for air pollution control equipment in connection with obtaining and maintaining operating permits and approvals for air emissions. Sterling believes that it is in compliance in all material respects with the requirements of applicable federal and state air pollution control laws.

     The Kyoto Protocol to the United Nations Framework Convention on Climate Change, or the Protocol, became effective in February 2005. Under the Protocol, participating nations are required to implement programs to reduce emissions of certain gases, generally referred to as "greenhouse gases," that are suspected of contributing to global warming. The United States is not currently a participant in the Protocol; however, Congress has recently considered proposed legislation directed at reducing "greenhouse gas emissions," and certain states have adopted legislation, regulations and/or initiatives addressing greenhouse gas emissions from various sources, primarily power plants. Additionally, on April 2, 2007, the U.S. Supreme Court ruled in Massachusetts v. EPA that the EPA has authority under the CAA to regulate greenhouse gas emissions from mobile sources (e.g., cars and trucks). The Court also held that greenhouse gases fall within the CAA's definition of "air pollutant," which could result in future regulation of greenhouse gas emissions from stationary sources, including those used in gas and oil exploration and production operations. The gas and oil industry is a direct source of certain greenhouse gas emissions, namely carbon dioxide and methane, and future restrictions on such emissions could impact Sterling’s future operations. Sterling’s properties are not adversely impacted by the current state and local climate change initiatives and, at this time, it is not possible to accurately estimate how potential future laws or regulations addressing greenhouse gas emissions would impact Sterling’s business.

     National Environmental Policy Act. Gas and oil exploration and production activities on federal lands are subject to the National Environmental Policy Act, which (“NEPA”). NEPA requires federal agencies, including the Department of Interior, to evaluate major agency actions having the potential to significantly impact the environment. In the course of such evaluations, an agency will prepare an Environmental Assessment that assesses the potential direct, indirect and cumulative impacts of a proposed project and, if necessary, will prepare a more detailed Environmental Impact Statement that may be made available for public review and comment. If Sterling was to conduct any exploration and production activities on federal lands in the future, those activities would need to obtain governmental permits that are subject to the requirements of NEPA. This process has the potential to delay the development of gas and oil projects.

     Endangered Species Act. The Endangered Species Act, (“ESA”) restricts activities that may affect endangered or threatened species or their habitats. Some of Sterling’s properties may be located in areas that may be designated as habitat for endangered or threatened species. The discovery of previously unidentified endangered or threatened species could cause Sterling to incur additional costs or become subject to operating restrictions or bans in the affected areas.

Competition

     Sterling operates in a highly competitive environment. The principal resources necessary for the exploration and production of oil and gas are leasehold prospects under which oil and gas reserves may be discovered, drilling rigs and related equipment to explore for such reserves and knowledgeable personnel to conduct all phases of oil and gas operations. Sterling must compete for such resources with major oil and gas companies and independent operators. Many of these competitors have financial and other resources substantially greater than those of Sterling.

Employees.

     Upon completion of the spin off of Sterling, we will have 4 full time employees. In the interim period, we have been using the services of current Big Cat employees to conduct Sterling business.

DESCRIPTION OF THE PROPERTIES
OF STERLING

     As of September 30, 2007 Sterling owns an interest in 180 leases of undeveloped oil and gas prospects located in Montana and Wyoming. These leases cover approximately 91,460 gross acres and 77,075.97 net acres. Most of the leases carry an initial term of 5 to 10 years and Sterling has a working interest and net royalty interest in the leases. These leases are more fully described below:

			Working	Net Royalty	Number	Initial
State of Montana-Leases	Gross Acres	Net Acres	Interest	Interest	of Leases	Term

Custer County, MT	10,160.000	10,080.320	100.00%	79.58%	19	10	yr

Powder River County, MT	13,553.790	13,553.790	100.00%	79.58%	34	10	yr

Rosebud County, MT	36,673.270	36,673.270	100.00%	79.58%	60	10	yr

Totals	60,387.060	60,307.380			113

Leases-Indiv & Entities
(fee) (Montana)

Powder River County, MT	2,439.530	1,219.710	100.00%	81.25%	11	5	yr

Powder River County, MT	5,111.180	4,691.180	100.00%	79.25%	2	5 yr

Powder River County, MT	4,552.010	1,582.190	100.00%	80.25%	2	5 yr

Rosebud County, MT	14,731.500	7,845.780	100.00%	81.25%	40	5 yr

Rosebud County, MT	238.700	14.920	100.00%	76.25%	2	5 yr

Totals	27,072.920	15,353.780			57

			Working	Net Royalty	Number of
Wyoming-Leases[9]	Gross Acres	Net Acres	Interest	Interest	Leases	Initial Term

WY State Leases	407.920	407.920	100.00%	77.00%	2	5 yr
Sheridan County, WY

Indiv-Entity Leases
Sheridan County, WY	5,578.209	1,006.890	100.00%	77.00%	8	1-3 yrs

Total acres	5,986.129	1,414.810			10

Title to Properties

     As is customary in the oil and gas industry, Sterling makes only a cursory review of title to undeveloped oil and gas leases at the time of acquisition. However, before drilling commences, a thorough title search is conducted, and any material defects in title are remedied prior to the time actual drilling of a well begins. To the extent title opinions or other investigations reflect title defects, Sterling, rather than the seller/lessor of the undeveloped property, are typically obligated to cure any title defect at our expense. If Sterling were unable to remedy or cure any title defect of a nature such that it would not be prudent to commence drilling operations on the property, Sterling could suffer a loss of our entire investment in the property. Sterling believes that it has good title to our properties, some of which are subject to immaterial encumbrances, easements and restrictions. The oil and gas properties Sterling owns are also typically subject to royalty and other similar non-cost bearing interests customary in the industry. Sterling do not believe that any of these encumbrances or burdens will materially affect our ownership or use of our properties.

     Sterling has no productive wells and no known or proven oil or gas reserves. Sterling has not engaged in any drilling activity since its organization on May 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF STERLING

     The following table sets forth, as of October 31, 2007, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of shares and possess sole voting and dispositive power with respect to the shares, unless otherwise disclosed.

__________________________________
9 Includes a lease sold by Sterling Oil & Gas Co. on May 22, 2007 of 813.51 gross acres (183.74 net acres) in which Sterling. retained a 2% overriding royalty on the acreage.

Name and Address	Number of	Percentage of
Beneficial Owner[10]	Shares	Ownership
Timothy G. Barritt	250,000	1.7%

Ray Murphy	250,000	1.7%

Richard Stockdale [11]	250,000	1.7%

Richard G. Stifel	0	0

Big Cat Energy Corporation	10,000,000	66.67%

All officers and directors as	750,000	5.0%
a group (4 Individuals)[12]

DESCRIPTION OF THE SECURITIES OF STERLING

     Common Stock. Sterling’s authorized capital stock consists of 200,000,000 shares of stock, $0.00001 par value per share of which 100,000,000 shares are common stock and 100,000,000 shares are preferred stock. At this time 15,000,000 shares are presently issued and outstanding. The board of directors is authorized within limitations prescribed by law to determine the designations, rights, qualifications, preferences, limitations and terms of the preferred stock. There are presently no preferred shares issued and outstanding. The holders of Sterling’s common stock: (1) have equal ratable rights to dividends from funds legally available if and when declared by our board of directors (2) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (3) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (4) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. Because there are no cumulative voting rights, holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. All shares of common stock now outstanding are fully paid for and non-assessable.

     Warrants. Sterling presently has outstanding 5,000,000 warrants to purchase shares of its common stock. Each warrant is exercisable for $.25 for the purchase of one half share of Sterling’s common stock or a potential of 2,500,000 shares for $1,250,000. The warrants are exercisable for a period ending five (5) years after the issue date of the warrants.

     Cash dividends. As of the date of this registration statement, Sterling hase not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is Sterling’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

__________________________________________
10 Messrs Barritt, Murphy and Stockdale may be deemed to be "promoters" of Sterling, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their stock holdings.

11 shares held by the Richard G. Stockdale Revocable Trust dated 6/8/2007.

12 Excludes approximately 1,000,000 shares that would be issued to each of Messrs. Barritt, Stockdale and Murphy upon the spin off of Sterling to the shareholders of Big Cat. At the present time, Messrs. Barritt, Stockdale, Murphy and Stifel are control persons of Big Cat which owns 10,000,000 shares (two thirds) of Sterling’s issued and outstanding stock.

     Reports. Sterling is presently registering its securities under the Securities Exchange Act of 1934. After completion of this registration, Sterling will be required to file reports with the SEC under section 12(g) of the Securities Act. The reports will be filed electronically on Forms 10-KSB, 10-QSB, and 8-K. Copies of any materials filed by Sterling with the SEC may be reviewed at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Information on the operation of the Public Reference Room is available by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

     Stock transfer agent. Sterling’s stock transfer agent is Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Its telephone number is (775) 322-0626.

MARKET PRICE OF AND DIVIDENDS ON THE STERLING COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.

     Sterling’s common stock is expected to be traded on the Over-the-Counter Bulletin Board ("OTCBB"). The liquidity of Sterling’s common stock may be adversely affected, and purchasers of its common stock may have difficulty selling the common stock, if it does not trade in that or another suitable trading market. There are presently 26 holders of Sterling’s common stock, all of which is restricted common stock. These shareholders presently own 5,000,000 shares and warrants to purchase an additional 2,500,000 shares. The shares and the warrants are subject to registration rights and if a successful registration is filed and becomes effective, the 5,000,000 shares and, if exercised, the 2,500,000 shares underlying the warrants would be freely tradable. Further, upon completion of the spin off of the Sterling by its parent, Big Cat, Sterling is expected to distribute 10,000,000 additional shares of its common stock to the shareholders of Big Cat resulting in a total of approximately 170 shareholders. The 10,000,000 shares are also expected to be freely tradable pursuant to SEC Staff Legal Bulletin 4. However at least 3,750,000 of the shares would be held by members of management and would be subject to control restrictions on resale.

     There is presently limited or no public market for Sterling’s common stock, and there is no assurance that a ready public market for our securities will develop. It is likely that any market that develops for Sterling’s common stock will be highly volatile and that the trading volume in such market will be limited. The trading price of Sterling’s common stock could be subject to wide fluctuations. In addition, the U.S. stock market has from time to time experienced extreme price and volume fluctuations that have affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of Sterling’s securities.

     The trading price of Sterling’s common stock is expected to be below $5.00 per share. As long as the trading price remains below $5.00 per share, trading in is subject to the requirements of certain rules under the Exchange Act which require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the associated risks, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Sterling’s common stock, which could severely limit the market liquidity of the common stock.

LEGAL PROCEEDINGS OF STERLING

     Sterling is not a party to any pending litigation and none is contemplated or threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OR PLAN OF OPERATION OF STERLING

     This section of the information statement includes a number of forward-looking statements that reflect Sterling’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this registration statement. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or Sterling’s predictions.

Plan of Operation. During the fiscal year ended April 30, 2007, Big Cat Energy Corporation leased approximately 77,630 undeveloped net mineral acres in the Powder River Basin of Montana and Wyoming. These leases were subsequently assigned to Sterling by Big Cat at the time Sterling was organized on May 1, 2007 in exchange for 10,000,000 shares of our restricted common stock. Sterling may conduct exploration on one or more of our leasehold interests. Any exploration of these properties would be subject to finding adequate funding to do such exploration. Sterling may conduct its own field tests on one or more of the properties.

     Approximately 75,600 of Sterling’s undeveloped net mineral acres are located in the Powder River Basin of Montana. About 60,300 of these acres are leased from the State of Montana, and approximately 15,300 acres are leased from various entities and individual landowners. The total annual lease payments related to the 75,600 acres are approximately $99,600. The State of Montana leases have a term of 10 years with renewal conditioned on continued payments of annual lease rentals. The other leases typically have 5 year terms, with some leases having renewal conditioned on continued payments of annual lease rentals. Sterling has 100% of the working interest in these leases, with net royalty interests ranging from 79.58% to 81.25% .

     Sterling has approximately 2,030 undeveloped net mineral acres in the Powder River Basin of Wyoming, Approximately 410 acres are leased from the State of Wyoming, and approximately, 1,620 acres are leased from various entities and individual land owners. The total annual lease payments related to the 2,030 acres are approximately $410. The State of Wyoming leases have a term of 5 years with renewal conditioned on continued payments of annual lease rentals. The other leases have terms ranging from 1 year to 3 years. Sterling has 100% of the working interest in these leases, with a net royalty interest of 77%.

     During June 2007, Sterling sold a minority interest through a private placement of 4,000,000 units of Sterling at $.05 per share. Each unit consists of one (1) share of Sterling common stock and one (1) warrant exercisable for half (1/2) a share of Sterling common stock each at $.25 per share. Sterling received cash of $200,000 and recorded offering cost of $790. Sterling has received subscriptions for an additional 1,000,000 units for proceeds of approximately $50,000. The proceeds of $50,000 from the additional 1,000,000 shares were received in September 2007. The Purchase Agreement for the units commits Sterling to file a registration for the Sterling shares within 180 days of the date of the Purchase Agreement.

     Sterling did not acquire any additional oil and gas properties during the three month period ended July 31, 2007. During this period Sterling sold an oil and gas lease for a tract of property that was not contiguous to the rest of Sterling’s properties in the Powder River Basin of Wyoming. Sterling received gross proceeds of $22,968 for the leasehold interest consisting of 184 net mineral acres, and retained a two percent overriding royalty interest on the leasehold interest. Sterling’s cost in this leasehold interest was $17,200. Sterling’s remaining oil and gas leasehold interests consist of approximately 77,500 undeveloped net mineral acres in the Powder River Basin of Montana and Wyoming.

     Sterling will continue to evaluate future leasehold acquisitions and potential development of Sterling’s holdings or joint venture opportunities as they arise. Sterling’s ability to complete any future acquisitions or development is dependant on obtaining additional funding.

Limited operating history; need for additional capital. There is no significant historical financial information about Sterling’s current operations upon which to base an evaluation of Sterling’s performance. Sterling is in the development stage of operations and has not generated any revenues from current operations. Sterling cannot guarantee it will be successful in Sterling’s business operations. Sterling’s business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, the possibility that there is a lack of a sales market for our products, and possible cost overruns due to price and cost increases in services and products. Sterling has no assurance that future financing will be available on acceptable terms. If financing is not available on satisfactory terms, Sterling may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

For the Period Ending July 31, 2007. Sterling reported a net loss for the three months ended July 31, 2007 of $3,934. Our other general and administrative costs were $4,616 during the three month period ended July 31, 2007, Sterling did not acquire any oil and gas properties during the three month period ended July 31, 2007, however Sterling sold one oil and gas leasehold interest with a cost of $17,200 and received gross proceeds of $22,968, The proceeds from the sale were applied to the carrying value of the asset on the company’s books Liquidity and Capital Resources. As of July 31, 2007, Sterling had working capital of approximately $185,647 and although it is uncertain how long these monies will fund operations, Sterling expects them to be sufficient for approximately six months. Therefore, Sterling may seek additional sources of capital for the coming year. On June 8, 2007, Sterling completed a private placement of securities and raised gross proceeds of $250,000. Sterling sold a total of 5,000,000 units of common stock to twenty five investors at $.05 per unit, each unit consisting of one share of common stock and a warrant to purchase one-half share of common stock. Sterling issued the foregoing 5,000,000 units as restricted securities pursuant to the exemptions from registration contained in Regulation S of the Securities Act of 1933 and section 4(2) of the Securities Act of 1933. Shares sold pursuant to Regulation S were sold to non U.S. persons outside the United States of America. Shares sold pursuant to section 4(2) of the Securities Act of 1933 were sold to persons who receive the same information that can be found in a Form SB-2 registration statement and were deemed sophisticated investors in that they understood our business and were able to read and understand financial statements.

As of the date of this report, Sterling has yet to generate revenues from its current business operations.

Recent Accounting Pronouncements. In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework and gives guidance regarding the methods used for measuring fair value, and expands disclosures about fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Sterling is currently evaluating the impact of adopting SFAS 157 on our financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases. SFAS 159 also amends SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities,” by providing the option to record unrealized gains and losses on held-for-sale and held-to-maturity securities currently. The implementation of FAS 159 is not expected to have a material impact on our results of operations or financial position

FINANCIAL STATEMENTS OF STERLING

     Sterling’s fiscal year end is February 28. Sterling’s audited balance sheet, income statement, statement of cash flows and changes in stockholder’s equity as of and for the period ended July 31, 2007 are included in this information statement as Exhibit B.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS
WHO SHARE AN ADDRESS

     One copy of this information statement will be delivered to each securityholder who shares the same address, unless the Company has received contrary instructions from one or more of the securityholders. Written notification requesting a single copy in lieu of multiple copies or requesting multiple copies in lieu of a single copy should be addressed to Big Cat Energy Corporation, 201 W. Lakeway, Suite 1000, Gillette, Wyoming 82718 and its telephone number is (307) 685-3122.

DOCUMENTS INCORPORATED BY REFERENCE

     1- Documents Incorporated by Reference to Form 10KSB of Big Cat Energy Corporation for the year ended April 30, 2007.

Reports of Independent Registered Public Accounting Firms

Balance Sheet – April 30, 2007

Statement of Operations – For the Years Ended April 30, 2007 and 2006 and for the
Period from
       Inception (June 19, 1997) to April 30, 2007

Statement of Changes in Shareholders’ Equity – For the Years Ended April 30, 2007 and
2006
       and for the Period from Inception (June 19, 1997) to April 30, 2007

Statement of Cash Flows – For the Years Ended April 30, 2007 and 2006 and for the
Period from
       Inception (June 19, 1997) to April 30, 2007

Notes to Financial Statements

     2- Documents Incorporated by Reference to Form 10QSB of Big Cat Energy Corporation for the quarter ended July 31, 2007:

Consolidated Balance Sheet as of July 31, 2007 (Unaudited)

Consolidated Statements of Operations for the three months
ended July 31, 2007 and 2006, and for the period from
June 19, 1997 (inception) through July 31, 2007 (Unaudited)

Consolidated Statements of Cash Flows for the three months
ended July 31, 2007 and 2006, and for the period from
June 19, 1997 (inception) through July 31, 2007 (Unaudited)

Notes to Unaudited Consolidated Financial Statements

     3- Documents Incorporated by Reference to Form 10QSB of Big Cat Energy Corporation for the quarter ended October 31, 2007:

Consolidated Balance Sheet as of October 31, 2007 (Unaudited)

Consolidated Statements of Operations for the six months
ended October 31, 2007 and 2006, and for the period from
June 19, 1997 (inception) through October 31, 2007 (Unaudited)

Consolidated Statements of Cash Flows for the six months
ended October 31, 2007 and 2006, and for the period from
June 19, 1997 (inception) through October 31, 2007 (Unaudited)

Notes to Unaudited Consolidated Financial Statements

     THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT IS DELIVERED, UPON WRITTEN OR ORAL REQUEST, BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY AND ALL OF THE INFORMATION THAT HAS BEEN INCORPORATED BY REFERENCE IN THIS INFORMATION STATEMENT. SUCH REQUESTS SHOULD BE DIRECTED TO RICK STIFEL, CHIEF FINANCIAL OFFICER, BIG CAT ENERGY CORPORATION, 201 W. LAKEWAY, SUITE 1000 GILLETTE, WYOMING 82718, TELEPHONE (307) 685-3122.

EXHIBIT A- UNAUDITED PRO FORMA FINANCIAL STATEMENTS OF BIG CAT

     Effective 21 days after the date of mailing of this information statement, an in kind dividend of 10,000,000 shares of Sterling Oil & Gas Company by Big Cat Energy Corporation will result in the spin off of Sterling by Big Cat, pro rata to the Big Cat shareholders.

     The following unaudited pro forma financial statements are based on the April 30, 2007 audited and July 31, 2007 unaudited historical financial statements of Big Cat incorporated by reference herein (See "DOCUMENTS INCORPORATED BY REFERENCE"). The unaudited pro forma balance sheet assumes the spin off occurred as of July 31, 2007. The unaudited pro forma statement of operations for the year ended April 30, 2007 presents the results of operations, assuming the spin off was effective on May 1, 2006. The unaudited pro forma statement of operations for the three months ended July 31, 2007 presents the results of operations assuming the spin off was completed on May 1, 2007.

     The unaudited pro forma financial statements have been prepared by management of Big Cat based on the financial statements incorporated herein. The pro forma adjustments include certain assumptions and preliminary estimates as discussed in the accompanying notes and are subject to change. These pro forma statements may not be indicative of the results that actually would have occurred if the spin off had been in effect on the dates indicated or which may be obtained in the future. These pro forma financial statements should be read in conjunction with the accompanying notes and the historical financial information of Big Cat (including the notes thereto) incorporated by reference in this filing. See "DOCUMENTS INCORPORATED BY REFERENCE."

BIG CAT ENERGY CORPORATION
UNAUDITED PRO FORMA BALANCE SHEET
As of JULY 31, 2007

				Pro Forma
		Pro Forma		Adjusted
	Big Cat	Adjustments		Balance
ASSETS
Current Assets
Cash and cash equivalents	$230,032	$(186,641	) A	$43,391
Marketable securities	893,379			893,379
Inventory	7,056			7,056
Prepaid expenses and other current assets	754			754
Total Current Assets	1,131,221			944,580

Property, Plant and Equipment
Unevaluated oil and gas properties	1,803,860	(1,803,860	) A
Furniture and equipment net of depreciation	9,208			9,208
Total	1,813,068			9,208

Other Assets	48,227			48,227

Total Assets	$2,992,516	$(1,990,501)		$1,002 ,015

LIABILITIES AND STOCKHOLDERS
EQUITY
Current Liabilities
Accounts payable and accrued liabilities	32,759	(994	) A	31,765

Minority Interest	631,879	(631,879	) B

Stockholders Equity
Common stock $.0001 par value 100,000,000
shares authorized
29,541,000 issued and outstanding respectively	2,954			2,954
Additional Paid in Capital	6,379,401	(1,357,628	)C	5,021,773
Deficit accumulated during development
stage	(4,054,477)			(4,054,477)
Total stockholders equity	2,327,878			970,250

Total Liabilities and Stockholders Equity	$2,992,516	$(1,990,501)		$1,002,015

BIG CAT ENERGY CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED JULY 31, 2007

				Pro Forma
		Pro Forma		Adjusted
	Big Cat	Adjustments		Balance
Revenues

Expenses
Personnel costs	$634,032			$634,032
Professional fees	17,014			17,014
Depreciation, depletion and amortization	490			490
Other general and administrative	69,858	4,616	D	65,242

Operating Loss	$(721,394)			$(716,778)

Other Income (Expense)
Interest	15,742	(682	) D	15,060
(Loss) on valuation from private placement	(433,000)	433,000	E

Net Loss before minority interest	$(1,138,652)			$(701,718)

Minority Interest	1,121	(1,121	) F

Dividend

Net (Loss)	$(1,137,531)	$435,813		$(701,718)

Net (Loss) per common share	$(.04)			$(.02)

Weighted average common shares outstanding	29,541,000			29,541,000

BIG CAT ENERGY CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED APRIL 30, 2007

			Pro Forma
		Pro Forma	Adjusted
	Big Cat	Adjustments	Balance
Revenues

Expenses
Personnel costs	$2,345,225		$2,345,225
Professional fees	118,040		118,040
Depreciation, depletion and amortization	550		550
Other general and administrative	211,406		211,406

Operating Loss	(2,675,221)		(2,675,221)

Other Income (Expense)
Interest	36,000		36,000

Net (Loss)	$(2,639,221)	G	$(2,639,221)

Net (Loss) per common share	$(.10)		$(.10)

Weighted average common shares outstanding	27,426,418		27,426,418

NOTES TO UNAUDITED PRO FORMA
FINANCIAL STATEMENTS OF BIG CAT

A.	Reflects the elimination of Sterling’s assets and liabilities, including leasehold costs, recorded on the consolidated balance sheet of Big Cat.

B.

Elimination of the minority interest from Big Cat financial statements due to the dividend of Sterling shares to Big Cat shareholders. The minority interest was recorded due to the private placement of Sterling shares in June 2007.

C.	Reflects the impact of the dividend of Sterling shares by Big Cat to Big Cat Shareholders of the net assets of Sterling recorded on Big Cat’s consolidated financials statement of $1,357,628.

D.	Reflects the elimination of costs incurred by Sterling as consolidated in the financial statements of Big Cat.

E.	Elimination of the loss recorded by Big Cat on the sale of common stock by Sterling below Big Cat’s per share basis in Sterling’s common stock.

F.	Elimination of the minority interest share of losses incurred during the three month period ending July 31, 2007.

G.

Operation of Sterling did not concur with May 1, 2007 and management does not believe any of the costs and expenses recorded prior to April 30, 2007 related to the operation of the undeveloped properties, which were subsequently distributed to Sterling.